EXHIBIT 10.25


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------


              THIS SETTLEMENT AGREEMENT and MUTUAL RELEASE ("Agreement") is made by and between ULTRASTRIP SYSTEMS, INC. ("Ultrastrip") and MIRKIN & WOOLF, P.A. ("M&W").

                                    Recitals
                                    --------

         WHEREAS, there is an action pending in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida (the "Court") styled Ultrastrip Systems, Inc. vs. Mirkin & Woolf, P.A. (the "Action"); and

         WHEREAS, the parties, after due consideration, now desire to resolve, settle and discharge any and all existing and prospective claims, counterclaims, third-party claims, controversies, disputes and causes of action, which were raised or which could have been raised and/or which may relate to or arise out of or in any way concern the Action.

         NOW, THEREFORE, in consideration of the mutual Recitals and Covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    Covenants
                                    ---------

         1. Recitals:
            --------

         The above Recitals are true and correct and are incorporated herein as material Covenants to this Agreement.

         2. Consideration:
            -------------

                  (a) Ultrastrip shall pay to M&W the total of fifty thousand dollars ($50,000) as follows:

                           (i) Upon execution of this Agreement, Ultrastrip
shall pay M&W an initial payment (the "Initial Payment") in the sum of twenty five thousand dollars ($25,000) payable to the William G. Shofstall, Esq. Trust Account.

                           (ii) The remaining balance of twenty five thousand
dollars ($25,000) shall be paid in monthly installments of one thousand five hundred dollars ($1,500) with each installment due on the fifteenth day of each successive month beginning on December 15, 2004, and the final payment of two thousand five hundred dollars ($2,500) shall be due on March 15, 2006. All installment payments shall be paid in good funds to the order of Mirkin & Woolf, P.A., and delivered to 2117 Vinings Circle #802, Wellington, Florida, 33414 or such other address as M&W shall notify Ultrastrip in writing.

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                  (b) Upon execution of this Agreement, Ultrastrip shall deliver to M&W a Stock Purchase Warrant in the form attached hereto as Exhibit "A" (the "Warrant"), which Warrant shall, for a period of five years, entitle M&W to purchase two hundred twenty five thousand (225,000) shares of Ultrastrip's common stock at a price of one dollar ($1.00) per share. Said warrant shall contain piggyback registration rights.

                  (c) Upon execution of this Agreement, M&W shall release the retaining lien it holds on Ultrastrip's records and hand deliver to UltraStrip the originals (or copies where originals are not available or in existence) of all of UltraStrip's corporate records and documents.

                  (d) Upon exercise of this Agreement, the Stock Purchase Warrant dated April 3, 1998, which warrant was a subject of the Action, as well as all other claims by M&W to any interest in UltraStrip and UltraStrip's predecessors, successors, assigns and/or affiliates shall be null, void, cancelled and unenforceable.

         3. Court Enforcement:
            -----------------

         The Court shall retain jurisdiction over this Action and over the parties in order to enforce this Agreement. If Ultrastrip fails to comply with the payment schedule set forth in paragraph 2(a) above, M&W shall serve UltraStrip with written notice of default with proof of delivery. A copy of the notice of default shall be simultaneously served on UltraStrip's counsel via facsimile c/o Adam D. Palmer, Esq., at facsimile number 561-750-5045. Thereafter, UltraStrip shall have five business days within which to cure the default, failing which UltraStrip shall be deemed to have waived all defenses except for timely payment hereunder and M&W shall be entitled to file a Motion for Enforcement and Affidavit of Default whereupon M&W shall be entitled to the entry of a final judgment against Ultrastrip for the total amount due hereunder less any sums paid through the date of the judgment, together with reasonable attorneys fees in the agreed upon and liquidated amount of $2,500 for enforcement of this Agreement.

         4. Dismissal:
            ---------

         Upon full execution of this Agreement and clearance of the Initial Payment, the parties agree to dismiss this Action with prejudice, with the Court reserving jurisdiction for purposes of enforcement as described in paragraph 3 above.

         5. Mutual Release:
            --------------

         Except for the rights and obligations provided for and described in this Agreement, each party, on behalf of itself and each of its predecessors, successors, subsidiaries, parents, affiliates, employees, agents, officers, directors, insurers, attorneys, and representatives, hereby releases and discharges the other party and that party's current and former predecessors, successors,
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

subsidiaries, parents, affiliates, employees, agents, officers, directors, insurers, attorneys, and representatives, from any and all rights, actions, obligations, claims, promises, agreements, contracts, accounts, costs, expenses, damages, and causes of action, of whatever kind or nature, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, whether in law or equity, which each such party had or now has or may hereafter have against the other party arising out of or based upon any fact, event, matter, or thing existing or occurring from the beginning of time to and including the date of this Agreement.

         6. Non-Admission Of Liability:
            --------------------------

         It is understood and agreed that the execution of this Agreement is not to be considered an admission of any liability on the part of either party, but are in full settlement and satisfaction of all issues between the parties.

         7. Attorney's Fees:
            ---------------

         The parties hereto agree that each side shall bear its own costs and attorney's fees, except as otherwise specified in this Agreement.

         8. Communications:
            --------------
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            All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given so long as the party giving the notice receives proof of delivery, whether delivered personally, by facsimile, by overnight courier or mailed by registered or certified mail (return receipt requested) postage prepaid, to the other party at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Ultrastrip:

                  UltraStrip Systems, Inc.
                  3515 S.E. Lionel Terrace
                  Stuart, Florida 34997
                  ATTN: Stephen R. Johnson, CEO


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


                  And a facsimile copy to:

                  Adam D. Palmer, PA Baritz & Colman, LLP 750 Bank of America Building 150 East Palmetto Park Road Boca Raton, Florida 33432
                  Facsimile: 561-750-5045

                  If to M&W:

                  Mirkin & Woolf, P.A.
                  2117 Vinings Circle #802
                  Wellington, Florida 33414
                  ATTN: Marc S. Woolf, Esq.


All such notices and other communications shall be deemed to have been received
(i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a facsimile, when the party receiving such telecopy shall have confirmed receipt of the communication, (iii) in the case of delivery by overnight courier, on the date of delivery reflected in the courier's delivery receipt, and (iv) in the case of mailing, on the date reflected in the U.S. Post Office's return receipt following such mailing. For purposes of this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks and/or the U.S. Post Office are permitted to close in Palm Beach County, Florida.

         9. Miscellaneous:
            -------------

                  A. Application of Florida Law: This Agreement and its application and interpretation shall be governed exclusively by its terms and by the laws of the State of Florida. The venue for any dispute arising out of this Agreement shall be in Palm Beach County, Florida.

                  B. Entire Agreement: This Agreement represents the entire agreement and understanding between the parties and shall supersede all prior negotiations, understandings, representations (if any) and agreements made by and between the parties.

                  C. Enforceability: If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition, except to such extent or in such application, shall not be affected thereby and each and every remaining term and condition of this Agreement shall be valid and enforced

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

to the fullest extent and the broadest application permitted by law.

                  D. Modification: This Agreement may not be modified, supplemented or waived orally, but only by a writing signed by the party against whom the enforcement of such modification, supplement or waiver is sought and making specific reference to this Agreement.

                  E. Binding Effect: All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the parties and their current and former agents, employees, legal representatives, heirs, successors and assigns.

                  F. Execution: This Agreement may be signed in counterpart. Furthermore, while it is the intention of the parties to exchange original singed versions of this Agreement, a photocopy or facsimile signature shall be sufficient for all purposes, including filing with the court and enforcement.

                  IN WITNESS WHEREOF, the parties indicate their agreement and acceptance of the terms and conditions of this Agreement:

                  ULTRASTRIP SYSTEMS, INC

                  By:______________________________________

                  Print Name:_______________________________

                  Print Title:________________________________

                  Print Date:________________________________



                  MIRKIN & WOOLF, PA


                  By:_______________________________________

                  Print Name:________________________________

                  Print Title:_________________________________

                  Print Date:____________________________


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